Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-254871 on Form S-1 of our report dated March 12, 2021, (March 30, 2021, as to the subsequent events described in Note 1) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 2021